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                                                                   EXHIBIT 10.21
                                                                   -------------

                          CHANGE IN CONTROL AGREEMENT
                          ---------------------------

This Change in Control Agreement (the "Agreement") is made and entered into as of June 19, 1999 by and between ORTEL CORPORATION, a Delaware corporation ("Ortel"), and GEORGE M. PONTIAKOS, an individual ("Executive").

                                   RECITALS
                                   --------

Whereas, Executive is employed by Ortel as its Senior Vice President, Operations, and in such other executive capacity or capacities as the board of directors of Ortel may from time to time prescribe.

                                   AGREEMENT
                                   ---------

NOW THEREFORE, in consideration of the above Recitals and the covenants contained herein, Ortel and Executive agree as follows:

Section 1.  Definition
----------------------

For purposes of this Agreement, a "Change in Control" shall mean the occurrence of one or more of the following events: (i) a single person or entity or group of affiliated persons or entities (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act) of securities of Ortel representing 40% or more of the total number of votes that may cast for the election of directors of Ortel, or (ii) a merger or other business combination of Ortel with another person or entity is consummated, or all or substantially all of the assets of Ortel are sold to another person or entity, as a result of which merger, combination or sale the shareholders of Ortel immediately prior to the consummation of such transaction own, immediately after consummation of such transaction, equity securities possessing less than 70% of the voting power of the surviving or acquiring person or entity (or any person or entity in control of the surviving or acquiring person or entity, the equity securities of which are issued or transferred in such transaction), or (iii) as the result of or in connection with any tender or exchange offer for the purchase of securities of Ortel (other than an offer by Ortel for its securities), a merger, consolidation, sale of assets, contested election of directors of Ortel or any combination thereof, the persons who are directors of Ortel before such tender, exchange offer, merger, consolidation, sale, contested election or combination thereof cease to constitute a majority of the board of directors of Ortel or any successor to Ortel.

Section 2  Termination Payments
-------------------------------

(a) In the event that Executive's employment with Ortel is terminated by Ortel within six months following a "Change in Control":

     (i) Ortel shall continue to pay Executive, on a monthly basis, his basic salary as in effect immediately prior to the date of termination for the twenty-four month period commencing on the effective date of such termination.

     (ii) Ortel shall continue to provide Executive all other benefits as in effect immediately prior to the date of termination, including but not limited to group health and life insurance benefits and an automobile allowance, for the twenty-four month period commencing on the effective date of such termination. Notwithstanding the foregoing, Ortel's obligations to provide these benefits to Executive shall cease upon and to the extent Executive acquires substantially similar benefits from an employer other than Ortel.

     (iii) Notwithstanding any provisions of Ortel's 1994 Equity Participation Plan or other similar plans (collectively, "Option Plans"), all outstanding unvested stock options, if any, granted to Executive under any of the Option Plans (or options substituted therefor covering for stock of a successor corporation) shall be and become fully vested and exercisable as to all shares of stock covered thereby effective as of the date of such

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                                                                   EXHIBIT 10.21
                                                                   -------------

termination.

(b) Executive may elect at any time prior to January 30 of the year following the year in which Executive's employment is terminated within six months of a Change in Control, to be paid a lump sum severance allowance, in lieu of the termination payments described in Section 2(a) above, in an amount equal to 85% of the aggregate amount of compensation remaining payment to Executive thereunder. Ortel shall pay such lump sum severance allowance to Executive within thirty (30) days following such election by Executive.

(c) For the purposes of Section 2(a), termination of Executive's employment by Ortel shall include termination of Executive's employment by Executive for Good Reason where "Good Reason" means the occurrence of any of the following circumstances:

     (i)    a substantial reduction in the responsibilities of Executive but not
(x) a reduction based solely upon a change in reporting structure within Ortel,
(y) reduction in Executive's title, (z) a transfer to another position which does not adversely affect Executive's responsibilities, or (w) a change in the Executive's status, position or duties within Ortel which change results solely by virtue of Ortel ceasing to be a public company or becoming a subsidiary or division of a larger corporation.


     (ii) the relocation by Ortel of Executive's offices to a location outside of Los Angeles County or Orange County, California.


    (iii) a reduction by Ortel in Executive's annual base salary as in effect on the date hereof or as the same being increased from time to time.


Section 3.  No Obligation to Mitigate Damages
---------------------------------------------

   In the event of a termination of Executive's employment within six months of a Change in Control, Executive shall have no obligation to mitigate damages by seeking other employment and will be entitled to continue to receive the payments and other benefits provided for in Section 2(a) and 2(b) of this Agreement.

Section 4.  Reimbursement for Taxes
-----------------------------------

   In the event that Executive becomes entitled to payments or other benefits upon termination in accordance with Section 2(a) and any such payments or benefits will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive, at the time specified in Section 2(a), an amount in addition to that provided for in Section 2(a) such that the net amount retained by the Executive, after deduction of any Excise Tax on such Section 2(a) payments or benefits and any federal, state and local income tax and Excise Tax upon the payment of any additional amount provided for by this Section, shall be equal to the amount provided for in Section 2(a).

Section 5.  Assignment; Agreement to Survive Dissolution or Merger
------------------------------------------------------------------

   Subject to Executive's right to terminate his employment, this Agreement shall not be terminated by the voluntary or involuntary dissolution of Ortel or by any merger where Ortel is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the business or assets of Ortel. In the event of any such merger or transfer, the provisions of this Agreement shall be binding on and shall inure to the benefit of the surviving entity or the entity to which such business or assets shall be transferred. This Agreement may not be assigned by Executive.

Section 6.  Arbitration
-----------------------

   Except as provided in Section 7 hereof, any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon any proper award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be three arbitrators, one to be chosen directly by each party at will,

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                                                                   EXHIBIT 10.21
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and the third arbitrator to be selected by the two arbitrators so chosen. To the extent permitted by the Rules of the American Arbitration Association and not limited by Section 7 hereof, the selected arbitrators may grant equitable relief. If Ortel breaches its obligation under Section 2, it shall pay for all the costs of arbitration. Otherwise, each party shall pay the fees of the arbitrator selected by him and of his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case, while the costs of the arbitration including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties. Any arbitration shall be conducted in the County of either Orange or Los Angeles, State of California.

Section 7.  Choice of Law
-------------------------

   The formation, construction and performance of this Agreement shall be in accordance with the laws of the State of California.

Section 8.  Notices
-------------------

   Any notice to Ortel required or permitted hereunder shall be given in writing, either by personal service or by registered or certified mail, postage prepaid, duly addressed to the President of Ortel at Ortel's then principal place of business. Any such notice to Executive shall be given in a like manner, and if mailed, shall be addressed to Executive at his residence. For the purpose of determining compliance with any time limit herein, a notice sent by mail shall be deemed given on the postmark date. Any other notice shall be deemed given upon receipt of the notice.

Section 9.  Sole and Entire Agreement; Separability
---------------------------------------------------

   This Agreement constitutes the sole and entire existing agreement between the parties and completely and correctly expresses all of the rights and obligations of the parties. All prior agreements are completely superseded and revoked insofar as any such prior agreement might have given rise to any enforceable right. In the event any Section or portion thereof is declared illegal, the remainder of this Agreement shall remain in full force and effect.

Section 10.  Waivers
--------------------

   The waiver in any particular instance or series of instances of any term or condition of this Agreement or any breach hereof by either party shall not constitute a waiver of such term or condition or of any breach thereof in any other instance.

Section 11.  Agreement
----------------------

   This Agreement is subject to amendment only by subsequent written agreement between, and executed by, the parties hereto. Commencement or continuation of any custom or practice shall not constitute an amendment hereof or give additional rights to Executive or create additional obligations of Ortel with respect to matters covered by this Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement at Alhambra, California.


                                      ORTEL CORPORATION


/S/   George M. Pontiakos             By:   /s/ Stephen R. Rizzone
--------------------------               ----------------------------------
George M. Pontiakos                   Stephen R. Rizzone
                                      President and Chief Executive Officer

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